APPENDIX A


------------------------------------------------------------
NAME OF FUND
------------------------------------------------------------
Target Managed VIP Portfolio
------------------------------------------------------------
The Dow Dart 10 Portfolio
------------------------------------------------------------
The Dow Target Dividend Portfolio
------------------------------------------------------------
Global Dividend Target 15 Portfolio
------------------------------------------------------------
S&P Target 24 Portfolio
------------------------------------------------------------
Nasdaq Target 15 Portfolio
------------------------------------------------------------
Value Line Target 25 Portfolio
------------------------------------------------------------
First Trust Focus Four Portfolio
------------------------------------------------------------


 Amended: November 19, 2007